Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 1 . Index 1 Introduction ..................................................................................................................................................3 1.1 Intent ........................................................................................................................................................3 1.2 Scope .......................................................................................................................................................3 1.3 Responsibility ..........................................................................................................................................3 2 Definitions for the purpose of this Policy .....................................................................................................3 3 Obligations for Insiders ................................................................................................................................7 3.1 General obligations ..................................................................................................................................7 3.2 Closed Period ..........................................................................................................................................8 3.3 Handling of Inside Information ...............................................................................................................9 3.3.1 Notification of Inside Information .......................................................................................................9 3.3.2 Measures for protecting Inside Information .........................................................................................9 4 Additional obligations for PDMRs and Pre-clearance .............................................................................. 10 4.1 Introduction .......................................................................................................................................... 10 4.2 Prior to transaction ............................................................................................................................... 10 4.3 Following a transaction ........................................................................................................................ 11 4.4 Transactions to be notified ................................................................................................................... 11 4.5 Other ..................................................................................................................................................... 12 5 Exceptions, Resales and Gifts of securities ............................................................................................... 12 5.1 Exceptions ............................................................................................................................................ 12 5.2 Limitations and Requirements on Resales of the Company’s Securities ............................................. 12 5.3 Gifts of Securities ................................................................................................................................. 13 6 Compliance Officer ................................................................................................................................... 13 7 Disclosure of Inside Information ............................................................................................................... 13 7.1 Public disclosure and delayed publication ........................................................................................... 13 7.2 Access to Inside Information ................................................................................................................ 13 7.3 Procedures for disclosure of Inside Information .................................................................................. 14 7.4 Project or sensitive information list: information that might develop into inside information ............ 14 8 Duty of confidentiality .............................................................................................................................. 14 9 Criminal liability etc. ................................................................................................................................. 15 10 Reporting And Form Filing Requirements ................................................................................................ 15

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10.1 Forms 3, 4 and 5 15

10.2 Indirect Ownership by Related Insiders 16

11 Questions or concerns 17

Appendices 18

Reference Documents 18

Appendix 1a - Template insider list (project based) 19

Appendix 1b - Template insider list (permanent insiders) 19

Appendix 2 - Template e-mail regarding entry on insider list 20

Appendix 3 - Statement from the insider 21

Appendix 4 – Pre-clearance request form 22

Appendix 5 – Approval of pre-clearance request form 23

Appendix 6 – Denial of pre-clearance request form 24

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Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 3 . 1 Introduction 1.1 Intent This Insider Trading Policy (the “Policy”) shall raise awareness of the responsibility which comes with the access and possession of inside information and the consequences of the misuse of such information. Borr Drilling Limited (the “Company”) has adopted this Policy to help its Board Members, officers, Employees, and consultants comply with applicable securities laws and avoid the perception of insider trading. The Company reserves the right to amend or rescind this Policy or any portion of it at any time and to adopt different policies and procedures at any time. In the event of any conflict or inconsistency between this Policy and any other materials distributed by the Company, this Policy shall govern. If a law conflicts with this Policy, you must comply with the law. 1.2 Scope This Policy applies to all Board Members, Employees, consultants, Persons Discharging Managerial Responsibilities (“PDMRs”) of the Company (the Company, together with its consolidated subsidiaries, the “Group”) who may receive or be aware of information that is considered as Material Non-Public Information under US securities laws and inside information for the purpose of Oslo Børs regarding the Company or its securities (such persons, together, “Insiders”). This Policy also applies to family members, such as spouses, minor children, adult family members who share the same household, and any other person or entity whose securities trading decisions are influenced or controlled by the Insider (collectively, “Related Insiders”). Except where otherwise indicated, restrictions applicable to Insiders also apply to Related Insiders. This Policy also applies to any person who receives inside information from an Insider. All Insiders must comply strictly with this Policy. 1.3 Responsibility The SVP & General Counsel is responsible for the content of this document and it is approved by the Company’s Board of Directors. All supervisors and managers of the Company must ensure that the requirements herein are complied with within their area of responsibility. 2 Definitions for the purpose of this Policy Board Members: means each of the members of the Company’s Board of Directors. Closed Period: means a restricted trading period, as more particularly set out in Section 3.2 of this Policy, and which includes “Special Closed Periods”. Company Financial Instruments: means the Company’s shares or any financial instrument issued by the Company or with the Company’s securities as underlying with more than 50% weighting. Compliance Officer: means the person designated as such by the Company, currently: Charles Lee, SVP & General Counsel

Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 4 . Disclosure Committee: means the Group CEO, Group CFO and SVP & General Counsel. Employees: means the employees of the Company, including contractors, temporary employees (including interns) and consultants unless excepted by the Compliance Officer. Inside Information: means information of a precise nature which has not been made public, relating, directly or indirectly, to an issuer to which the financial instrument relates or to the trading in those financial instruments, and which, if it were made public would be likely to have a significant influence on the price of the financial instruments or on the price of related derivative financial instruments. Inside Information may for instance be knowledge of negotiations of major transactions, knowledge of accounting information prior to publication, possible placements of financial instruments, proposed dividends, possible takeover bids, or major actions or claims against the Company. Entry into loan agreements or other major changes in the Company's financing and granting or revoking of important licenses or permits can also constitute Inside Information. The information does not need to be complete to be regarded as Inside Information, but must be distinguished from rumors, assumptions, and speculations. For purposes of this Policy, Inside Information also includes “Material Non- Public Information”, as defined herein. Insider Trading: means when a person possesses Inside Information and uses that information to trade or otherwise trades while in possession of Material, Non-Public Information, for its own account or for the account of a third party, directly or indirectly, financial instruments to which that information relates. The use of Inside Information to obtain a benefit through cancelling or amending an order concerning a Company Financial Instrument, shall also be considered to be insider trading. Material Non-Public Information: information should be regarded as “Material” if there is a substantial likelihood that a reasonable investor would consider the information to be important in making an investment decision regarding the purchase or sale of a Company Financial Instrument. Information that if made public is likely to affect the price of the Company’ securities (whether positive or negative) is almost always Material. It is also important to remember that either positive or negative information may be Material. Information may be Material even if it relates to future, speculative or contingent events and even if it is significant only when considered in combination with publicly available information.

Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 5 . While it may be difficult under this Policy to determine whether particular information is Material, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered Material. Examples of such information include: • unpublished financial results (annual, quarterly or otherwise); • unpublished projections of future results including guidance; • news of a pending or proposed merger or joint venture; • news of a significant acquisition or disposition (including the acquisition or disposition of a rig and/or significant assets); • news of entry into a new contract; • news of the exercise of an option or an extension of an existing contract; • news of a rig casualty, collision or grounding; • news of contracting activities including contract suspension; • impending announcements of bankruptcy or financial liquidity problems; • gain or loss of a substantial customer or supplier; • changes in the distribution policy of the Company; • the declaration of a stock or unit split; • a restructuring of the Company; • significant related party transactions; • the establishment of a repurchase program for securities of the Company; • a significant cybersecurity incident, such as a data breach, or any other significant disruption in the operations of the Company or loss, potential loss, breach or unauthorized access of the property or assets of the Company, whether at their facilities or through their information technology infrastructure; • the imposition of an event-specific restriction in trading of the securities of the Company (or a business partner, to the extent such restriction could impact the Company) or the extension or termination of such restriction; • changes in the credit ratings of the Company or any of its subsidiaries; • new equity or debt offerings; • news of dividends and share repurchases; • significant developments in litigation or regulatory proceedings; • changes in the Company’s management or board of directors; and • news related to a business partner that could impact the Company. The above list is for illustration purposes only and is not intended to be exhaustive. Transactions involving Company Financial Instruments may become the subject of scrutiny, and will be viewed after-the-fact and with the benefit of hindsight, including whether the Company’s share price changed once the information became public. Therefore, before engaging in any transaction involving Company’s Financial Instruments, you should consider carefully how

Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 6 . the SEC, NFSA and others might view your transaction in hindsight and with all of the facts disclosed. Information is “Non-Public” if it has not been previously disclosed to the general public and is otherwise not generally available to the investing public. “Public information” is information widely disseminated in a manner to make it generally available to the investing public, and the investing public/market must have had sufficient time to absorb the information fully. As a general guideline, a sufficient absorption period will typically be deemed to occur after one (1) full trading day has elapsed following the Company’s public disclosure; however, the Compliance Officer retains discretion to determine the appropriate duration based on the circumstances. Information is not necessarily public merely because it has been discussed in the press or on social media, which will sometimes report rumors. You should presume that information is Non-Public, unless you can point to the official release of that information by the Company. MAR: means the Market Abuse Regulation. NFSA: means the Norwegian Financial Supervisory Authority. Persons Discharging Managerial Responsibilities or PDMRs: means a member of the administrative, management or supervisory body of the Company; or another senior executive who has regular access to Inside Information relating directly or indirectly to the Company and power to take managerial decisions affecting the future developments and business prospects of the Company. For the Company PDMRs comprise the Board Members and other designated senior officers. Persons Closely Associated: means: (1) a spouse, or a partner considered to be equivalent to a spouse in accordance with national law; (2) a dependent child, in accordance with national law; (3) a relative who has shared the same household for at least one (1) year on the date of the transaction concerned; or (4) a legal person, trust or partnership, the managerial responsibilities of which are discharged by a PDMR or by a person referred to subparagraphs (1), (2) or (3) above, which is directly or indirectly controlled by such a person and which is set up for the benefit of such person, or the economic interests of which are substantially equivalent to those of such a person. SEC: means the U.S. Securities and Exchange Commission.

Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 7 . 3 Obligations for Insiders 3.1 General obligations All Insiders must observe the general investment standards set forth below in carrying out personal transactions or trading in Company Financial Instruments. It is expected that Insiders will comply not only with Policy, but also its spirit, and that all appearances of impropriety will be avoided. Insiders must not engage or attempt to engage in Insider Trading, including by way of buying, selling or otherwise trading in securities of the Company or circumvent that obligation by any means, which includes, disclosing Inside Information (including Material Non-Public Information), recommending or giving an express opinion to a third party to trade or to cancel or amend an order while in possession of Inside Information (tipping off), or using such a recommendation as referred to above where the Insiders knows or ought to know that it is based on Inside Information. When in doubt, Insiders should treat non-public information as Inside Information and consult with the Compliance Officer prior to engaging in any transaction involving Company Financial Instruments. Insiders must not enter transactions involving Company Finance Instruments that amount to or create the appearance of market manipulation. No Insider who, in the course of working for the Company, learns of material non-public information) about another company with which the Company does business, including a customer of the business, may trade in that other company's securities until the information becomes public or is no longer material. During a Closed Period, there is a prohibition of trading, which means it is not permitted to place, cancel, or modify orders in any Company Financial Instruments including shares, employee plans that are invested in company securities or any fund which is invested over 5% in Company Financial Instruments. Any order remaining unexecuted or partially executed must be cancelled prior to the start of any Closed Period. Insiders should trade in Company Financial Instruments for investment purposes only. In addition, Insiders should avoid engaging in transactions which are speculative in nature and therefore create the appearance of being based on Material Non-Public information. Such transactions include (1) short sales of Company securities at any time; (2) puts, calls or other derivative transactions; (3) hedging transactions including forward sale or purchase contracts equity swaps, collars or exchange funds; and (4) margin accounts and pledges of Company’s securities as collateral for a loan, noting a forward sale/purchase, margin sale or foreclosure sale may occur at a time when the pledgor is aware of Material Non-Public information or otherwise is not permitted to trade in Company securities. Such transactions may only be entered into if the Insider has sufficient resources to cover margin calls without a sale of Company shares at any time when such a sale would not be permitted under this Policy, and furthermore: (i) they do not and shall not result at any time in sales or purchases of Company securities by or on behalf of such Insider, when such Insider may be in possession of Material Non-Public information, or is otherwise not allowed to trade in Company securities under this Policy; (ii) such transactions do not hedge against or offset a decline in the value of the Company’s securities; and (iii) in the case of margin accounts and pledges, if the Insider holds Company securities in a margin account, the

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Insider may not use them to meet a broker's margin call if the Insider is aware of any Material Non-Public information at the time. All such transactions must be discussed in advance with the Compliance Officer.

After the execution of a trade in Company Financial Instruments Insiders are required to promptly report the details of the trade to the Compliance Officer. Bear in mind that regulatory notifications of trades must be made within the required deadlines (as discussed elsewhere in this policy), e.g., trades must be notified under US Section 16 within two (2) business days.

3.2 Closed Period

The Company establishes Closed Periods during which Insiders are prohibited from trading in Company securities. These periods typically occur when Insiders will often be aware of Inside Information (including Material Non-Public Information). These Closed Periods are designed to protect Insiders from the appearance of improper Insider Trading and support them in complying with applicable federal and state security laws.

Even outside of a Closed Period, any Insider aware of Inside Information (including Material Non-Public Information) may not engage in a transaction in Company securities until the information becomes public or is no longer Material. Trading in Company securities outside of a Closed Period should not be considered a "safe harbor," and all Insiders should use good judgment at all times.

Quarter-End Closed Period:

During preparation of the Company's financial results for each fiscal quarter, Insiders will often be aware of Inside Information (including Material Non-Public Information) regarding the Company's expected financial performance.

Accordingly, a Closed Period starts thirty (30) calendar days before the public disclosure of the Company's quarterly financial results and ends after the Company's public disclosure of the financial results for that fiscal quarter and after a sufficient period of time has elapsed for the market to fully absorb the information, as determined at the discretion of the Compliance Officer. There is no separate Closed Period for the annual report if the fourth quarter financial report contains all material information that will be included in the annual report.

"Special Closed Periods":

From time to time, the Company may impose Special Closed Periods because of developments known to the Company but not yet disclosed to the public which require temporary trading restrictions. In these instances, the Special Closed Period will end once the relevant information has been publicly disclosed and after a sufficient period of time has elapsed for the market to fully absorb the information, as determined at the discretion of the Compliance Officer. In such cases, Insiders may not engage in any transaction involving the purchase or sale of Company Financial Instruments until the relevant Special Closed Period has concluded, and must not disclose to others the fact that a Special Closed Period has been imposed.

The Compliance Officer may, in limited circumstances, authorize a PDMR to trade for their own account or for the account of a third party during a Closed Period. Such permission may be granted: (1) on a case-by-case basis due to the existence of exceptional circumstances, such as severe financial difficulty, which require the immediate sale of shares; or (2) due to the characteristics of the trading involved for transactions made under, or related to, an employee share or saving scheme, qualification or entitlement of shares, or transactions where

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the beneficial interest in the relevant security does not change. In all cases, any such permission to trade contemplated by the prior sentence shall be limited to trading that complies with applicable law and does not constitute Insider Trading. In relation to the Closed Period for Q1 and Q3 of any fiscal year, the trading restrictions in such Closed Period may also be waived at the discretion of the Compliance Officer, provided that any such trade does not result in Insider Trading.

3.3 Handling of Inside Information

3.3.1 Notification of Inside Information

The Compliance Officer shall be notified immediately if any Insider receives, becomes aware of, or otherwise obtains information that could potentially constitute Inside Information and has reason to believe that the Compliance Officer is not already aware of this information.

3.3.2 Measures for protecting Inside Information

The following rules apply to all Employees in connection with the handling of Inside Information:

(1) Technological devices: Employees must ensure that all electronic devices used to access or store Inside Information are properly secured. In particular, Employees must use password protection on PC, tablets, phone, and other electronic devices that contain Inside Information, and passwords must be changed on a routine basis. Employees must not store Inside Information locally on PC hard disks. Employees must make sure to have solutions in place for remote disabling of phones, tablets or other devices that are synced with your email, in case of loss or theft. Employees must always log off devices with access to Inside Information before they are left unattended. Employees should avoid unsecure networks when handling Inside Information, and not log on to unsecure, public networks such as airports, cafés, or similar public locations. Employees must not input, upload, or otherwise disclose Inside Information (including Material Non-Public Information) or any other confidential Company information into any external artificial intelligence (AI) systems, tools, or platforms (including generative AI services). Many AI tools store, process, or use submitted information to train models or improve services, which may result in unintended disclosure of sensitive information. Accordingly, Employees may only use AI tools in compliance with the Company's information security and confidentiality policies and must ensure that no Inside Information (including Material Non-Public Information) is entered into such systems unless the tool has been expressly approved by the Company for that purpose.

(2) Document handling: Employees must take appropriate measures to ensure that documents containing Inside Information are handled securely. Specifically, all documents containing Inside Information should be sent through secure channels and preferably be secured with password protection. When documents are distributed with password protection, the password must be shared separately, either by phone or text message. Documents containing Inside Information should be placed in restricted-access folders. Consider carefully whether you need to keep Inside Information as printed documents. Each Employee is responsible for ensuring that confidential information kept as printed documents do not come into the possession of unauthorized persons. Employees must not store unprotected documents locally on his/her computer. Employees must not print documents through printers in common areas without picking up the print immediately. Employees must not use memory sticks unless they are password protected, as they can easily be lost. When leaving a workspace, Employees must ensure all

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documents containing Inside Information are secured in locked storage. Documents should be shredded when no longer needed. Documents that are put away to be destroyed or shredded must be put in a secure box, not through regular recycling.

(3) Personal routines: Employees must use discretion and sound judgment when working with or discussing Inside Information. In particular, Employees must be careful when mentioning anything related to Inside Information (e.g. do not discuss inside information in front of others, either by phone or through regular conversations). Employees must assess whether communication through written channels is secured, or if it should be done through verbal channels. Employees must maintain a clean desk environment, especially when handling printed documents containing Inside Information. Employees must never leave documents or other materials containing Inside Information unattended, including in meeting rooms or common areas. Also, whiteboards, flip charts, and boards used during meetings must be cleared of Inside Information before leaving the room. If Employees discover documents that may contain Inside Information, for instance at a printer, in meeting rooms or other areas, they must inform the Compliance Officer and ensure the documents are destroyed immediately.

4 Additional obligations for PDMRs and Pre-clearance

4.1 Introduction

In addition to fulfilling the general obligations for Employees, cf. Section 3 above, the following general obligations as set out in this Section 4 applies for the PDMRs.

The Company has determined that PDMRs and Persons Closely Associated (the "**Closed Group**") must not trade in Company Financial Instruments without first complying with the Company's "pre-clearance" process. Each member of the Closed Group should contact the Compliance Officer prior to commencing any trade in Company Financial Instruments. The Compliance Officer will consult, as necessary, with other senior management before clearing any proposed trade.

4.2 Prior to transaction

Notify the Compliance Officer of an intention to trade in a Company Financial Instrument prior to the execution of the trade or entering a trading plan as per **Appendix 4** (pre-clearance request).

The member of the Closed Group is required to certify to the Compliance Officer that they have conducted an appropriate inquiry to determine whether they are aware of or in possession of any Inside Information (including Material Non-Public Information) prior to requesting clearance. If the member of the Closed Group is at all uncertain as to whether any information they possess qualifies as Inside Information (including Material Non-Public Information), they must disclose this uncertainty to the Compliance Officer at the time of requesting clearance.

The request for clearance must be responded to in writing by the Compliance Officer without undue delay in the form as per **Appendix 5** (approval) or as per **Appendix 6** (denial). No reason shall be given if a request for clearance is denied.

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Before answering a request for clearance, the Compliance Officer must conduct an appropriate investigation without undue delay to assess whether clearance may be granted. If the Compliance Officer finds that there exists Inside Information (including Material Non-Public Information), the request for clearance will be denied. If no Inside Information (including Material Non-Public Information) exists, the request will be approved.

The clearance of a proposed trade by the Compliance Officer does not constitute legal advice, nor does it confirm that the member of the Closed Group does not possess Inside Information (including Material Non-Public Information). Insiders remain personally responsible for determining whether they are in possession of Inside Information (including Material Non-Public Information) and therefore, must exercise sound judgement when proceeding with a trade in Company Financial Instruments.

Subscription, purchase, sale, or exchange of securities is only considered cleared if a binding agreement is concluded within forty eight (48) hours of the clearance date. If a binding agreement is not concluded within this period, a new clearance is required. A validation is then needed that the PDMR has no Inside Information to protect the PDMR and the Company, to ensure compliance with MAR and US securities laws and safeguard the reputation of the Company.

Transactions may be denied if the PDMR is on an insider list or the intended transaction or entering a plan will be in a Closed Period.

The Disclosure Committee may be consulted to determine whether information constitutes Inside Information. If uncertainty remains after review by the Disclosure Committee, the Compliance Officer may seek further advice from external counsel. The PDMR must not trade or enter a trading plan until a non-objection decision has been issued by the Compliance Officer. If the PDMR seeking to trade or enter a trading plan is the Group CEO, then a non-objection decision must be issued by the Chairman of the Board of Directors.

An order to trade may then be placed on the same business day, or by close of the following business day if a non-objection decision is received after 3:00 p.m. CET. The trade must be concluded within three (3) days. If an order to trade is not concluded within this period, a new clearance is required.

4.3 Following a transaction

PDMRs and Persons Closely Associated with PDMRs must notify both the Compliance Officer and the NFSA of every transaction conducted on their own account relating to Company Financial Instruments. Such notifications must be made as soon as possible, and in no event later than three (3) business days after the date of the transaction.

4.4 Transactions to be notified

Transactions that must be notified and in accordance with the format specified by NFSA include, but are not limited to:

- the pledging or lending of Company Financial Instruments;
- transactions undertaken on behalf of PDMRs or Persons Closely Associated with them by a professional third party, including where discretion is exercised; or

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- transactions made under a life insurance policy where the policyholder is a PDMR or a Person Closely Associated with them, the investment risk is borne by the policyholder and the policyholder has the power or discretion to make investment decisions or to execute transactions.

These notification obligations apply to transactions once a total amount of EUR 5,000 has been reached within a calendar year, and then for every subsequent transaction.

4.5 Other

PDMRs shall notify Persons Closely Associated with them of their notification obligations above in writing and shall keep a copy of such notification.

5 Exceptions, Resales and Gifts of securities

5.1 Exceptions

This Policy does not apply in the case of the following transactions, except as specifically noted:

- Restricted Unit Awards. This Policy does not apply to the vesting of restricted units or the exercise of a tax withholding right where the Insider elects to have the Company withhold securities to satisfy tax withholding requirements upon the vesting of any restricted units, provided that any delivery of shares to PDMRs or Persons Closely Associated are done outside Closed Periods. The Policy does apply, however, to any market sale of restricted units.

- Mutual Funds. Transactions in mutual funds are not subject to this Policy, provided that such funds do not invest more than 5% of their assets in Company Financial Instruments.

5.2 Limitations and Requirements on Resales of the Company's Securities

The Securities Act of 1933 requires that securities may be sold only pursuant to an effective registration statement or an exemption from the registration requirements. Insiders who are (or were within the prior 90 days) affiliates of the Company (including directors and officers) and who wish to sell Company securities may seek a "safe harbor" for their sales to establish an exemption from such registration requirements by complying with the conditions of Rule 144 applicable to affiliates. Such conditions include requirements on the manner of sale, volume limitations, holding periods and Form 144 filing obligations. "Securities" under Rule 144 are broadly defined to include all securities, not just equity securities. The Rule 144 safe harbor is available not only to sales of common and preferred stock, but also to sales of bonds, debentures and any other form of security. Insiders and others who seek to sell securities acquired directly from the Company or a Company affiliate in a series of transactions not involving any public offering may avail themselves of the safe harbor of Rule 144 by complying with the provisions applicable to resales of "restricted securities" (which apply, for affiliates, in addition to, and in conjunction with, the provisions of that rule applicable to resales by affiliates). The Insider must electronically file a notice of sale with the SEC on Form 144 prior to, or concurrently with, the placing of the order to sell securities.

Resales of securities by affiliates can also be conducted in "offshore transactions" outside the United States in accordance with Regulation S under the Securities Act of 1933, provided that certain conditions are met. Subject

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Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 13 . to meeting the requirements of Regulation S, it should be possible for insiders to resell Company Financial Instruments on the Oslo Stock Exchange without complying with Rule 144 described above). 5.3 Gifts of Securities Gifts of securities may include gifts to trusts for estate planning purposes, as well as donations to a charitable organization. Whether a gift of securities should be avoided while the donor making the gift is aware of Material Non-Public Information or is subject to a Closed Period may depend on various circumstances surrounding the gift. Accordingly, you are encouraged to consult the Compliance Officer when contemplating a gift, and you are required to obtain pre-clearance of the gift if you are subject to trading restrictions. 6 Compliance Officer The Company shall designate a Compliance Officer and may at any time revoke the designation of the Compliance Officer as such. The Compliance Officer shall notify the PDMRs of their obligations under Section 4 in writing. The Compliance Officer shall draw up a list of all PDMRs and the Persons Closely Associated with them. Board Members and other PDMRs may instruct the Compliance Officer to make the notifications to the NFSA on their behalf. The instruction shall be provided in writing, with no delay and be accompanied by all details to be notified to the NFSA. At all times, Board Members and other PDMRs remain responsible for the notification to the NFSA. 7 Disclosure of Inside Information 7.1 Public disclosure and delayed publication As a main rule, the Company's Compliance Officer shall immediately publicly disclose Inside Information regarding the Company Financial Instruments listed on Oslo Børs. The information shall in addition be made available on the Company's website after publication has taken place. Public disclosure can be delayed if the conditions for delayed disclosure are fulfilled. The Compliance Officer shall make a written account of how the conditions for delayed disclosure are fulfilled. The Compliance Officer shall immediately notify the NFSA about any decision to delay disclosure of Inside Information. Such notification shall be made after the information that was subject to delayed disclosure has been made publicly available. Upon request from the NFSA the Compliance Officer shall ensure that a report is shared with the NFSA regarding the delayed disclosure of Inside Information. 7.2 Access to Inside Information Inside Information may only be disclosed to persons who have a legitimate and specific need to access the information. This requirement applies both internally within the Company and its subsidiaries and externally, including disclosures to third parties such as banks and creditors, external advisors (e.g. consultants, lawyers, accountants, media advisors, etc.), contracting parties and public authorities.

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If an Employee believes there is a need to disclose Inside Information, whether internally or externally, they must either:

(1) ensure that the individual is already on the insider list for the relevant project; or

(2) propose that the individual be added to the insider list.

The decision to designate an individual an insider must be made by the project manager for the relevant project. When in doubt, Employees should consult the Compliance Officer. No individual should be granted access to the Inside Information before a decision has been made to include them on the insider list.

7.3 Procedures for disclosure of Inside Information

The project manager, in co-operation with the Compliance Officer, shall ensure that an insider list is created without delay for persons who are granted access to Inside Information as soon as a decision has been made to delay public disclosure. The insider list shall be prepared in accordance with MAR requirements. If access to Inside Information is granted to a legal entity, the insider list shall include either (1) those of the entity's employees, officers, assistants, or other individuals who are given access to Inside Information; or (2) if the legal entity functions as an adviser to the Company and takes it upon themselves to keep an insider list, the name of a designated representative of that entity. In addition, the Company shall keep a permanent insider list containing the PDMRs.

The person responsible for maintaining the list shall ensure that the persons on the list are aware of the fact that they have been entered on the insider list, as well as the duties and responsibilities that this entails, and the criminal liability that attaches to misuse or unwarranted use of such information.

When a person receives Inside Information for the first time, the list maintainer shall obtain a declaration from the individual to the effect that the recipient is aware of the duties and responsibilities that receipt of such information entails, or by confirming receipt of the notification.

7.4 Project or sensitive information list: information that might develop into inside information

In instances where discussions and work are being conducted that in the future might develop into Inside Information, it is advisable that a project list is maintained, along the same lines as an insider list. In such projects, all internal and external persons with knowledge of the project shall be added to the project list. The purpose of the project list is to raise awareness of the duty of confidentiality and facilitate compliance with statutory listing requirements.

The project manager of the specific project is responsible for maintaining and managing the project list. The project list shall be created from the date of initiation of the project. The list shall be named "project list". Should the information at a later stage be regarded as Inside Information, an insider list shall replace the project list, and the procedures mentioned in the second and third paragraph of section 7.3 shall be followed.

8 Duty of confidentiality

Persons with knowledge of Inside Information are subject to a statutory duty of confidentiality.

Borr Drilling

Printed copies are uncontrolled and serve as information only

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Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 15 . The duty of confidentiality means that persons with knowledge of Inside Information: (i) are not permitted to disclose Inside Information to unauthorized persons; and (ii) anyone with access to Inside Information must exercise due care so that the inside information is not misused or comes into the possession of unauthorized persons. Thus, the information may only be communicated or made available to another person if the recipient has relevant need for the information. 9 Criminal liability etc. Insider Trading, misuse of Inside Information and contraventions of rules regarding confidentiality and proper handling of information are criminal acts. Contraventions are punishable by fines or imprisonment. Both wilful and negligent contraventions are punishable, as are aiding and abetting and attempted contraventions. Furthermore, offenders risk incurring personal liability, as well as dismissal with or without notice from their positions. 10 Reporting And Form Filing Requirements Effective March 18, 2026, directors and officers (“D&Os”) of foreign private issuers (“FPIs”) are subject to insider reporting requirements under Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”). Under Section 16(a) of the Exchange Act, Section 16 Insiders (which for FPIs such as the Company includes directors and “executive officers”) must file forms with the SEC disclosing their direct and indirect pecuniary interest in most transactions involving the Company’s equity securities (such as common stock), including any derivative securities (such as options, restricted share units, warrants, convertible securities and stock appreciation rights). Similarly, under MAR, PDMRs and Persons Closely Associated with them must notify both the Company and the relevant competent authority of transactions conducted on their own account relating to the Company’s financial instruments. 10.1 Forms 3, 4 and 5 (U.S. Section 16 Reporting) The Company will assist Section 16 Insiders in preparing and filing the following Section 16 reports, but each individual Section 16 Insider is responsible for the timing and contents of his or her reports: • Form 3, Initial Beneficial Ownership Statement. A Form 3 is due within ten (10) calendar days of becoming a Section 16 Insider, even if such person does not own any Company equity securities at the time. The Form 3 must disclose such person’s position and ownership of any Company equity securities as of immediately prior to assuming office. • Form 4, Changes of Beneficial Ownership Statement. A Form 4 is due 10:00 p.m., EST, on the second (2nd) business day following any transaction by a Section 16 Insider, whether directly or indirectly, in Company equity securities. While limited reporting exemptions are available, a Section 16 Insider should assume that a transaction in Company equity securities would require a Form 4 filing.

Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 16 . • Form 5, Annual Beneficial Ownership Statement. A Form 5 is due within forty five (45) days after the end of the Company’s fiscal year. A Form 5 would need to be filed if a Section 16 Insider had any transaction that was specifically eligible for deferred reporting on Form 5 (such as acquisitions from gifts) or should have been reported during the last fiscal year but were not. A Form 5 need not be filed if all transactions otherwise reportable have been previously reported (including voluntarily on a Form 4). 10.2 PDMR Reporting and Filing Requirements Under MAR Upon receipt of a PDMR notification as per Section 4 herein, the Company must: • publicly disclose the transaction within three (3) business days of the transaction date; • ensure disclosure is made via an appropriate regulatory information service; and • maintain records of all notifications. Unlike Section 16 filings (which are made directly with the SEC), MAR disclosures are filed with the competent authority and simultaneously disseminated to the market by the issuer. PDMR notifications must include (typically using a prescribed template under MAR): • name of the PDMRs and Persons Closely Associated with PDMRs; • reason for the notification; • name of the issuer; • description and identifier (e.g., ISIN) of the financial instrument; • nature of the transaction; • date and place of the transaction; and • price and volume. 10.3 Indirect Ownership by Related Insiders The reports described above must also reflect any indirect ownership by Section 16 Insiders, including all holdings and transactions by Related Insiders. This includes changes in ownership by immediate family members living in the Section 16 Insider’s household and any other person or entity over whom the individual exercises influence or control over his, her or its securities trading decisions. For this purpose, “immediate family” includes a spouse, children, stepchildren, grandchildren, parents, grandparents, stepparents and siblings, including in-laws and adoptive relationships.

Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 17 . While limited reporting exemptions are available, Section 16 Insiders should assume that any transaction in Company equity securities would require a Form 4 filing. Any questions concerning whether a particular transaction will necessitate filing of one of these forms, or how or when they should be completed should be asked of the Compliance Officer, or, if you prefer, your individual legal counsel. The Company must post on its website, by the end of the business day after filing with the SEC, any Forms 3, 4 and 5 relating to the Company’s securities. 11 Questions or concerns You should read this Policy carefully. If you have any questions or concerns regarding this Policy, you should contact the Compliance Officer.

Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 18 . Appendices • Appendix 1: Template insider list • Appendix 2: Template e-mail regarding entry on insider list • Appendix 3: Statement from the insider • Appendix 4: Pre-clearance request form • Appendix 5: Approval of pre-clearance request • Appendix 6: Denial of pre-clearance request Reference Documents None

Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 19 . Appendix 1a - Template insider list (project based) Available on: https://eur-lex.europa.eu/legal-content/EN/TXT/PDF/?uri=CELEX:32016R0347&from=EN Appendix 1b - Template insider list (permanent insiders) Available on: https://eur-lex.europa.eu/legal-content/EN/TXT/PDF/?uri=CELEX:32016R0347&from=EN

Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 20 . Appendix 2 - Template e-mail regarding entry on insider list To: [name of insider] Re: Project [●] – information regarding entry on insider list You are hereby informed that Borr Drilling Limited (the Company) has placed you on an insider list, in accordance with Regulation (EU) no. 596/2014 on market abuse (the MAR). This has been done because you have access to information about [=]. The Company considers this information to constitute inside information. Under MAR the following applies to anyone who is in possession of inside information. 1. Prohibition against buying and selling shares etc. A person who has inside information must not sell, buy, exchange, pledge, transfer or have transferred, or subscribe for shares or other financial instruments to which the inside information relates. Furthermore, a person who has inside information must not induce others to trade in such shares or financial instruments. 2. Prohibition against giving advice. A person who has inside information must not give advice regarding trading in shares or other financial instruments to which the inside information relates. 3. Duty of confidentiality. Holders of inside information must not disclose such information to unauthorized persons. A person who has inside information must handle such information with due care so that the inside information does not come into the possession of unauthorized persons or is misused. Violations of these rules are punishable by law and may result in penal sanctions such as fines and/or imprisonment. For employees of the Company a violation of these rules may also represent a breach of their obligations as employees and may lead to the Company imposing sanctions. The termination of the insider list and the end of the prohibition to trade will be notified separately after the end of the project. Please confirm by return e-mail that you have received this notification. If you, for any reason, need to pass on inside information regarding this project to another person, you need to obtain permission from the project leader. Please do not hesitate to contact me should you have any questions relating to the above. Kind regards, Borr Drilling Limited [name] [Project leader]

Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 21 . Appendix 3 - Statement from the insider To: Borr Drilling Limited Attn: Compliance Officer Statement regarding inside information This statement is made to Borr Drilling Limited. I acknowledge that I may be given inside information (as defined in Regulation (EU) no. 596/2014 on market abuse (the MAR) relating to Borr Drilling Limited in connection with [=]. I confirm that I am aware of the duties and responsibilities this entails, including that: (i) anyone who possesses inside information may not directly or indirectly subscribe for, purchase, sell, pledge, transfer or have transferred, or exchange the financial instruments to which the inside information relates, whether for his/her own account or for the account of someone else, or induce anybody else to carry out such transactions; (ii) anyone who possesses inside information may not give advice as to trading in the financial instruments to which the inside information relates; (iii) anyone who possesses inside information may not disclose such information to unauthorized persons; and (iv) anyone who possesses inside information must show due care so as to ensure that such information does not come into the possession of an unauthorized person or is otherwise misused. I confirm that I am aware of the criminal liability attaching to the misuse or improper distribution of inside information. Signature: ________________________ Name: Date: Time:

Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 22 . Appendix 4 – Pre-clearance request form REQUEST FOR CLEARANCE OF TRADING IN SECURITIES ISSUED BY BORR DRILLING LIMITED To: _____________________________ (the Compliance Officer) From: ___________________________ I, the undersigned, have properly investigated whether there exists insider information related to Borr Drilling Limited as defined in the Borr Drilling Limited Insider Trading Policy. I request clearance of subscription for/purchase, sale/exchanges of (circle one): _______________ Shares _______________ Units _______________ Options _______________ Futures / forwards / or other financial instruments Date: _____________________________ _________________________ (signature)

Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 23 . Appendix 5 – Approval of pre-clearance request form CLEARANCE OF TRADING SECURITIES ISSUED BY BORR DRILLING LIMITED To: _____________________________ From: ___________________________ (the Compliance Officer) Reference is made to your request for clearance dated_________________. I hereby inform you that your subscription for purchase/sale/exchange (circle one) of the Securities listed in the request have been cleared. The clearance only applies if the transaction thus cleared is concluded within 3 days after the date hereof. If not, a new clearance must be obtained. Date: _____________________________ _________________________ (signature)

Borr Drilling Limited - Insider Trading Policy COR-PRO-0127 Corporate – Legal Ver: 4 Owner: SVP & General Counsel Approver: Board of Directors Printed copies are uncontrolled and serve as information only 24 . Appendix 6 – Denial of pre-clearance request form DENIAL OF REQUEST FOR CLEARANCE OF TRADING SECURITIES ISSUED BY BORR DRILLING LIMITED To: _____________________________ From: ___________________________ (the Compliance Officer) Reference is made to your request for clearance dated_________________. I hereby inform you that clearance as requested cannot be granted. Date: _____________________________ _________________________ (signature)